Exhibit 99.11

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned person and entity hereby constitutes and appoints Robert Ryan Rudolph, Patrick K. Oesch and Claudia Goebel, and each of them acting individually, his or its true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, in any and all capacities, to sign on his or its behalf any or all amendments to this statement and joint filing agreements with respect to this statement, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, as considered necessary or advisable under Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”).

Each of the undersigned hereby grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This power of attorney shall remain in full force and effect with respect to each of the undersigned until the earliest to occur of (a) such undersigned is no longer required under Section 13(d) of the Exchange Act to file this statement with respect to the undersigned’s holdings of and transactions in securities issued by the Coca-Cola Hellenic Bottling Company, S.A., and (b) revocation by such undersigned in a signed writing delivered to the foregoing attorneys-in-fact and agents.

This power of attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflict of law.

Dated: February 8, 2013	BOVAL LIMITED

By: CHELCO MANAGEMENT SERVICES LIMITED, as Director

		By:	/s/ Popi Savva
		Name:	Popi Savva
		Title:	Director

Dated: February 8, 2013	LAVONOS LTD.

	By:	/s/ Michael Staub
	Name:	Michael Staub
	Title:	Director

Dated: February 8, 2013	TORVAL INVESTMENT CORP.

	By:	/s/ Patrick K. Oesch
	Name:	Patrick K. Oesch
	Title:	Director

	By:	/s/ Michael Staub
	Name:	Michael Staub
	Title:	Director

Dated: February 8, 2013	TRUAD VERWALTUNGS AG, as Trustee

	By:	/s/ Stefan Breitenstein
	Name:	Stefan Breitenstein
	Title:	Director